Exhibit 23(a)
                                                                   -------------

               Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 12, 1995, which appears on page F-2 of the Prospectus constituting part of the Registration Statement on Form S-1 relating to the consolidated financial statements of Walter Industries, Inc. and its subsidiaries, which appears in such Prospectus.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Tampa, Florida
March 28, 1996